TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of May 17, 2005, by and between TRANSAX INTERNATIONAL LIMITED, a Colorado corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").


                                   Recitals:

      WHEREAS, on October 25, 2004, the Company and the Investor entered into that certain Standby Equity Distribution Agreement, as well as the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith (together with the Standby Equity Distribution Agreement, the "Transaction Documents");

      NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Termination. The Transaction Documents are hereby terminated, as are the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

      2. Payment of Fees. Notwithstanding the termination of the Transaction Documents, the Company shall pay to the Investor the Investor's Shares as the commitment fee as outlined in Section 12.4(b)(ii) of the Standby Equity Distribution Agreement and the compensation outlined in Section 2A of the Placement Agent Agreement. The parties acknowledge that such shares have previously been issued to the Investor and the Placement Agent.

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      IN   WITNESS   WHEREOF,  the  parties  have  signed  and  delivered  this
Termination Agreement on the date first set forth above.

		TRANSAX INTERNATIONAL LIMITED

		By:
		Name  Stephen Walters
		Title:President & CEO


		CORNELL CAPITAL PARTNERS, LP

		BY:   YORKVILLE ADVISORS, LLC
		ITS:  GENERAL PARTNER

      		By:
      		Name  Mark Angelo
      		Title:Managing Member


		SOLELY WITH RESPECT TO THE PLACEMENT AGENT AGREEMENT:

		MONITOR CAPITAL, INC.

		By:
		Name  Hsiao-Wen Kao
		Title:President






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